AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (“Plan of Reorganization”), is made as of the ninth day of May, 2018, by The Marsico Investment Fund, a Delaware statutory trust with its principal place of business at 1200 17th Street, Suite 1600, Denver, Colorado 80202, on behalf of each of two of its separate series, the Marsico Flexible Capital Fund (“Acquired Fund”) and the Marsico Global Fund (“Surviving Fund”), and, solely with respect to Paragraph 10.2, Marsico Capital Management, LLC.

This Plan of Reorganization is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1) of the United States Internal Revenue Code of 1986, as amended (“Code”). The reorganization (“Reorganization”) will consist of the transfer to the Surviving Fund of all of the assets of the Acquired Fund, as set forth in paragraph 1.2, in exchange solely for shares of Surviving Fund (“Surviving Fund Shares”), the assumption by the Surviving Fund of all of the liabilities of the Acquired Fund, as set forth in paragraph 1.3, and the distribution of Surviving Fund Shares to the shareholders of the Acquired Fund in complete liquidation of the Acquired Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Plan of Reorganization.

WHEREAS, the Acquired Fund and the Surviving Fund are each separate series of an open-end, registered investment company of the management type and the Acquired Fund owns securities that generally are assets of the character in which the Surviving Fund is permitted to invest; and

WHEREAS, the Board of Trustees of the Trust has determined, with respect to the Surviving Fund, that the exchange of all of the assets of the Acquired Fund for Surviving Fund Shares and the assumption of all of the liabilities of the Acquired Fund by the Surviving Fund, is in the best interests of the Surviving Fund and its shareholders and that the interests of the existing shareholders of the Surviving Fund will not be diluted as a result of this transaction; and

WHEREAS, the Board of Trustees of the Trust has also determined, with respect to the Acquired Fund, that the exchange of all of the assets of the Acquired Fund for Surviving Fund Shares and the assumption of the liabilities of the Acquired Fund by the Surviving Fund, is in the best interests of the Acquired Fund and its shareholders and that the interests of the existing shareholders of the Acquired Fund would not be diluted as a result of the Reorganization

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the Trust, on behalf of each of the Surviving Fund and the Acquired Fund separately, hereby covenants and agrees as follows:

1.	TRANSFER OF ASSETS OF THE ACQUIRED FUND TO SURVIVING FUND IN EXCHANGE FOR SURVIVING FUND SHARES, THE ASSUMPTION OF THE LIABILITIES OF THE ACQUIRED FUND AND THE LIQUIDATION OF THE ACQUIRED FUND

1.1.          Subject to the requisite approvals and the other terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Acquired Fund agrees to transfer all of its assets, as set forth in paragraph 1.2, to the Surviving Fund, and the Surviving Fund agrees in exchange therefor: (i) to deliver to the Acquired Fund the number of full and fractional Surviving Fund Shares determined by dividing the value of the Acquired Fund’s net assets, computed in the manner and as of the time and date set forth in paragraph 2.1 and (ii) to assume the liabilities of the Acquired Fund, as set forth in paragraph 1.3. Such transactions shall take place at the closing provided for in paragraph 3.1 (the “Closing”).

1.2.          The assets of the Acquired Fund to be acquired by the Surviving Fund shall consist of all assets and property, including, without limitation, all cash, securities, commodities and futures interests, claims (whether absolute or contingent, known or unknown, accrued or unaccrued) and dividends or interest receivable that are owned by the Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund on the closing date provided for in paragraph 3.1 (the “Closing Date”) (collectively, “Assets”). Whether or not shown as an asset on the books of the Acquired Fund on the Closing Date, assets consisting of any asserted or un-asserted potential legal claims that arise from the Acquired Fund as of the Closing Date or were constituted prior to the Closing Date, shall be considered part of the Assets.

1.3.          The Surviving Fund shall assume all of the liabilities of the Acquired Fund, whether accrued or contingent, known or unknown, existing at the Closing Date (collectively, “Liabilities”). The Acquired Fund will make reasonable efforts to discharge all of its known liabilities prior to the Closing Date. The Acquired Fund shall deliver to the Surviving Fund the Acquired Fund’s Statement of Assets and Liabilities as of the Closing Date pursuant to paragraph 7.2 hereof.

1.4.          On or as soon as practicable prior to the Closing Date, the Acquired Fund will declare and pay to its shareholders of record one or more dividends and/or other distributions so that it will have distributed all of its investment company taxable income (computed without regard to any deduction for dividends paid) and realized net capital gain, if any, for the current taxable year through the Closing Date.

1.5.          Immediately after the transfer of assets provided for in paragraph 1.1, the Acquired Fund will: (i) distribute to the Acquired Fund’s shareholders of record with respect to all of its shares (“Acquired Fund Shares”), determined as of immediately after the close of business on the Closing Date, on a pro rata basis, the Surviving Fund Shares received by the Acquired Fund pursuant to paragraph 1.1 and (ii) completely liquidate. Such distribution and liquidation will be accomplished, with respect to Acquired Fund Shares, by the transfer of the Surviving Fund Shares then credited to the account of the Acquired Fund on the books of the Surviving Fund to open accounts on the share records of the Surviving Fund in the names of the shareholders of record of the Acquired Fund Shares, determined as of immediately after the close of business on the Closing Date (the “Acquired Fund Shareholders”). The aggregate net asset value of such Surviving Fund Shares to be so credited to such Acquired Fund Shareholders shall be equal to the aggregate net asset value of the outstanding Acquired Fund Shares owned by such shareholders on the Closing Date. All issued and outstanding Acquired Fund Shares will simultaneously be canceled on the books of the Acquired Fund. The Surviving Fund shall not issue certificates representing such Surviving Fund Shares in connection with such exchange.

1.6.          Ownership of Surviving Fund Shares will be shown on the books of the Surviving Fund’s transfer agent. The Surviving Fund Shares will be issued in the manner described in the Surviving Fund’s Prospectus as in effect on the Closing Date.

1.7.          Any reporting responsibility of the Acquired Fund including, but not limited to, the responsibility for filing of regulatory reports, tax returns, or other documents with the U.S. Securities and Exchange Commission (the “Commission”), any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Acquired Fund.

1.8.          As soon as reasonably practicable after the Closing Date, the Acquired Fund shall make all filings and take all steps as shall be necessary and proper to effect its complete dissolution.

2.	VALUATION

2.1.          The value of the Assets shall be the value computed as of immediately after the close of business of the New York Stock Exchange (and after the declaration of any dividends) (such time and date being hereinafter called the “Valuation Date”), using the valuation procedures set forth in the Trust’s Declaration of Trust and then-current prospectus and statement of additional information with respect to the Surviving Fund, and valuation procedures established by the Surviving Fund’s Board.

2.2.          All computations of value shall be made by the Surviving Fund’s accounting agent and shall be subject to review by the Acquired Fund’s accounting agent and by each Fund’s independent registered public accounting firm.

3.	CLOSING AND CLOSING DATE

3.1.          The Closing Date shall be on August 3, 2018, or such other date as the parties may agree to in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of immediately after the close of business on the Closing Date unless otherwise agreed to by the parties. The close of business on the Closing Date shall be as of 4:00 p.m., Eastern Time. The Closing shall be held at the offices of the Trust or at such other time and/or place as the parties may agree.

3.2.          The Trust shall direct State Street Bank and Trust Company, One Lincoln Street, Boston, MA 02111, as custodian for the Acquired Fund (the “Custodian”), to deliver at the Closing, a certificate or other written instrument of an authorized officer stating that, to the best of the officer’s knowledge: (i) the Assets shall have been delivered in proper form to the Surviving Fund on the Closing Date; and (ii) all necessary taxes in connection with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made. The Acquired Fund’s portfolio securities shall be transferred and delivered by the Acquired Fund as of the Closing Date for the account of the Surviving Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. The Trust on behalf of the Acquired Fund, shall direct the Custodian to deliver as of the Closing Date by book entry, in accordance with the customary practices of the Custodian and any securities depository (as defined in Rule 17f-4 under the Investment Company Act of 1940, as amended (the “1940 Act”)) in which the Assets are deposited, the Acquired Fund’s portfolio securities and instruments deposited with such depositories.

3.3.          The Trust shall direct UMB Fund Services, Inc., 235 West Galena Street, Milwaukee, WI 5321, as transfer agent for the Acquired Fund (the “Transfer Agent”), to deliver at the Closing, a certificate or other written instrument of an authorized officer stating that, to the best of the officer’s knowledge: the Transfer Agent’s records with respect to the Acquired Fund contain the names and addresses of the Acquired Fund Shareholders and the number and percentage ownership of outstanding shares owned by each such shareholder immediately prior to the Closing. The Surviving Fund shall issue and deliver a confirmation evidencing Surviving Fund Shares to be credited on the Closing Date to the Secretary of the Acquired Fund, or provide evidence satisfactory to the Acquired Fund that such Surviving Fund Shares have been credited to the Acquired Fund’s account on the books of the Surviving Fund. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.

3.4.          In the event that on the Valuation Date: (a) the New York Stock Exchange or another primary trading market for portfolio securities of the Acquired Fund shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of the Board of the Trust, accurate appraisal of the value of the net assets of the Acquired Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

4.	REPRESENTATIONS AND WARRANTIES

4.1.        The Trust, on behalf of the Acquired Fund, represents and warrants to the Surviving Fund, to the best of its knowledge, as follows:

(a)          The Acquired Fund is duly organized as a series of the Trust, which is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, with power under the Trust’s Declaration of Trust and By-Laws to own all of its properties and assets and to carry on its business as it is presently being conducted;

(b)          The Trust is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act, and the registration of Acquired Fund Shares under the Securities Act of 1933, as amended (“1933 Act”), is in full force and effect;

(c)          No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the 1940 Act and such as may be required by state securities or blue sky laws;

(d)          The current prospectuses and statement of additional information of the Acquired Fund and each prospectus and statement of additional information of the Acquired Fund used during the three years previous to the date of this Plan of Reorganization conform or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not, or did not at the time of its use, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

(e)          On the Closing Date, the Acquired Fund will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer and deliver such Assets hereunder free of any liens or other encumbrances, and upon delivery and payment for such Assets, the Surviving Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act, other than as disclosed to the Surviving Fund;

(f)          The Acquired Fund is not engaged currently, and the execution, delivery and performance of this Plan of Reorganization will not result, in: (i) a material violation of the Trust’s Declaration of Trust or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Trust, on behalf of the Acquired Fund, is a party or by which it is bound, other than as disclosed to the Surviving Fund; or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquired Fund is a party or by which it is bound, other than as disclosed to the Surviving Fund;

(g)          All material contracts or other commitments of the Acquired Fund (other than this Plan of Reorganization and certain investment contracts including options, futures and forward contracts, if applicable) will terminate without liability, or will be continued with respect to the Acquired Fund as of the Closing Date;

(h)          Except as otherwise disclosed in writing by the Trust, on behalf of the Acquired Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to the best of its knowledge, threatened against the Trust, on behalf of the Acquired Fund, or any of the its properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. Except as otherwise disclosed in writing by the Trust, on behalf of the Acquired Fund, the Trust knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

(i)           The Statement of Assets and Liabilities and Schedule of Investments of the Acquired Fund as of September 30, 2017, and the related Statement of Operations, Changes in Net Assets and Financial Highlights for the periods then ended, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, and are in accordance with generally accepted accounting principles (“U.S. GAAP”), and such statements (copies of which have been furnished to the Surviving Fund) present fairly, in all material respects, the financial position of the Acquired Fund as of such date, and the results of its operations and the changes in its net assets for the year then ended, in accordance with U.S. GAAP, and there are no known material contingent liabilities of the Acquired Fund required to be reflected on a statement of assets and liabilities (including the notes thereto) in accordance with U.S. GAAP as of such date not disclosed therein;

(j)           Since September 30, 2017, there have not been any material adverse changes in the Acquired Fund’s financial position, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, in each case except as otherwise disclosed to the Surviving Fund (for the purposes of this subparagraph (j), a decline in net asset value per share of the Acquired Fund due to declines in market values of securities in the Acquired Fund’s portfolio, the discharge of the Acquired Fund’s liabilities, or the redemption of Acquired Fund Shares by shareholders of the Acquired Fund shall not constitute a material adverse change);

(k)          On the Closing Date, all federal and other tax returns, dividend reporting forms, and other tax-related reports of the Acquired Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best of the Acquired Fund’s knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(l)           For each taxable year of its operation (including the taxable period ending on the Closing Date), the Acquired Fund has met (or will meet) the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company and has elected to be treated as such, and has been (or will be) eligible to and has computed (or will compute) its federal income tax under Section 852 of the Code and will have distributed all of its investment company taxable income and net capital gain (as defined in the Code) that will have accrued through the Closing Date;

(m)         All issued and outstanding Acquired Fund Shares are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Trust, and have been offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws. All of the issued and outstanding Acquired Fund Shares will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the Transfer Agent, on behalf of the Acquired Fund, as provided in paragraph 3.3 of this Plan of Reorganization. The Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquired Fund Shares, nor is there outstanding any security convertible into the Acquired Fund shares;

(n)          The execution, delivery and performance of this Plan of Reorganization will have been duly authorized prior to the Closing Date by all necessary action on the part of the Board of the Trust, on behalf of the Acquired Fund, and this Plan of Reorganization will constitute a valid and binding obligation of the Acquired Fund, enforceable against the Acquired Fund in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles; and

(o)          The information to be furnished by the Acquired Fund for use in the registration statement and other documents filed or to be filed by the Trust with any federal, state or local regulatory authority which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects.

4.2.        The Trust, on behalf of the Surviving Fund, represents and warrants to the Acquired Fund, to the best of its knowledge, as follows:

(a)          The Surviving Fund is duly organized as a series of the Trust, which is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, with power under the Trust’s Declaration of Trust and By-Laws to own all of its properties and assets and to carry on its business as it is presently being conducted;

(b)          The Trust is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act and the registration of the shares of the Surviving Fund under the 1933 Act, is, or will be as of the Closing Date, in full force and effect;

(c)          No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Surviving Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required by state securities laws;

(d)          The current prospectuses and statement of additional information of the Surviving Fund conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

(e)          The Surviving Fund is not engaged currently, and the execution, delivery and performance of this Plan of Reorganization will not result, in: (i) a material violation of the Trust’s Declaration of Trust or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Trust, on behalf of the Surviving Fund, is a party or by which it is bound, other than as disclosed to the Acquired Fund; or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Trust, on behalf of the Surviving Fund, is a party or by which it is bound, other than as disclosed to the Acquired Fund;

(f)          No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to the best of its knowledge, threatened against the Trust, on behalf of the Surviving Fund, or any of its properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. The Trust, on behalf of the Surviving Fund, knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

(g)          All issued and outstanding shares of the Surviving Fund are, and on the Closing Date will be duly and validly issued and outstanding, fully paid and non-assessable by the Trust and will be offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws. The Surviving Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Surviving Fund Shares, nor is there outstanding any security convertible into any Surviving Fund Shares;

(h)          The execution, delivery and performance of this Plan of Reorganization will have been duly authorized prior to the Closing Date by all necessary action, if any, on the part of the Board of the Trust, on behalf of the Surviving Fund, and this Plan of Reorganization will constitute a valid and binding obligation of the Surviving Fund, enforceable against the Surviving Fund in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles;

(i)           Surviving Fund Shares to be issued and delivered to the Acquired Fund, for the account of the Acquired Fund Shareholders, pursuant to the terms of this Plan of Reorganization, will, on the Closing Date, have been duly authorized and, when so issued and delivered, will be duly and validly issued Surviving Fund Shares, and will be fully paid and non-assessable;

(j)           The Trust is not under the jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

(k)          On the Closing Date, all federal and other tax returns, dividend reporting forms, and other tax-related reports of the Surviving Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best of the Surviving Fund’s knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns; and

(l)           For each taxable year of its operation, the Surviving Fund has met the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such, has been eligible to and has computed its federal income tax under Section 852 of the Code, and will be eligible to do so and will do so for the taxable year including the Closing Date.

5.	COVENANTS OF SURVIVING FUND AND THE ACQUIRED FUND

5.1.        The Surviving Fund and the Acquired Fund each will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include, without limitation, purchases and sales of portfolio securities, sales and redemptions of Acquired Fund shares, and the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable.

5.2.        The Acquired Fund covenants that the Surviving Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Plan of Reorganization.

5.3.        The Acquired Fund will assist the Surviving Fund in obtaining such information as the Surviving Fund reasonably requests concerning the beneficial ownership of the Acquired Fund shares.

5.4.        Subject to the provisions of this Plan of Reorganization, the Surviving Fund and the Acquired Fund will take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Plan of Reorganization.

5.5.        As soon as is reasonably practicable after the Closing, the Acquired Fund will make a liquidating distribution to its shareholders consisting of Surviving Fund Shares received at the Closing.

5.6.        The Surviving Fund and the Acquired Fund shall each use commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Plan of Reorganization as promptly as reasonably practicable.

5.7.        The Trust, on behalf of each of the Acquired Fund and the Surviving Fund, covenants that it will, from time to time after the Closing, as and when reasonably requested by either Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as the Trust, on behalf of each Fund, may reasonably deem necessary or desirable in order to (a) carry out the purpose of and complete the transactions contemplated herein, including but not limited to, to vest in and confirm: (i) the Trust’s, on behalf of the Acquired Fund’s, title to and possession of Surviving Fund’s Shares to be delivered hereunder, (ii) the Trust’s, on behalf of the Surviving Fund’s, title to and possession of all the Assets, and (b) address other matters as reasonably necessary or appropriate.

5.8.        The Surviving Fund will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue its operations after the Closing Date.

6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND

The obligations of the Trust, on behalf of the Acquired Fund, to consummate the transactions provided for herein shall be subject, at the Trust’s election, to the performance by the Trust, on behalf of the Surviving Fund, of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions:

6.1.        All representations and warranties of the Trust, on behalf of the Surviving Fund, contained in this Plan of Reorganization shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Plan of Reorganization, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

6.2.        The Trust, on behalf of the Surviving Fund, shall have delivered to the Acquired Fund on the Closing Date, a certificate or other written instrument executed in its name by an appropriate officer of the Trust to the effect that, to the best of the officer’s knowledge and in reliance on certain information provided by Trust service providers reasonably believed by the officer to be accurate and reliable, all the representations and warranties of the Trust, on behalf of the Surviving Fund, made in Section 4.2 of this Plan of Reorganization, are true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Plan of Reorganization, as of the Closing Date;

6.3.        The Trust, on behalf of the Surviving Fund, shall have performed all of the covenants and complied with all of the provisions required by this Plan of Reorganization to be performed or complied with by the Trust, on behalf of the Surviving Fund, on or before the Closing Date;

6.4.        The Acquired Fund and the Surviving Fund shall have agreed on the number of full and fractional Surviving Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1 of this Plan of Reorganization; and

6.5.        The Trust, on behalf of the Acquired Fund, shall receive on the Closing Date, dated as of the Closing Date, the opinion of Dechert LLP, counsel to the Trust, covering the following points:

(a)          The Trust is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power to own all of the Surviving Fund’s properties and assets and to carry on its business, including that of the Surviving Fund, as a registered investment company, and the Surviving Fund has all necessary federal, state and local authorizations to carry on its business as now being conducted;

(b)          This Plan of Reorganization has been duly authorized, executed and delivered by the Trust, on behalf of the Surviving Fund, and, assuming due authorization, execution and delivery of this Plan of Reorganization by the Trust, is a valid and binding obligation of the Trust, on behalf of the Surviving Fund, enforceable against the Trust in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general equity principles;

(c)          Surviving Fund Shares to be issued to the Acquired Fund Shareholders as provided by this Plan of Reorganization are duly authorized, upon such delivery will be validly issued and outstanding, and are fully paid and non-assessable by the Trust, and no shareholder of the Surviving Fund has any preemptive rights to subscription or purchase in respect thereof;

(d)          The execution and delivery of this Plan of Reorganization did not, and the consummation of the transactions contemplated hereby will not, result in a material violation of the Trust’s Declaration of Trust or By-Laws or any provision of any agreement (known to such counsel) to which the Trust is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment or decree to which the Trust is a party or by which it is bound;

(e)          To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Delaware is required to be obtained by the Trust in order to consummate the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act, and such as may be required under state securities laws;

(f)          The Trust is a registered investment company classified as a management company of the open-end type with respect to each series of shares it offers, including those of the Surviving Fund, under the 1940 Act; its registration with the Commission as an investment company under the 1940 Act is in full force and effect; and the Surviving Fund is a separate series of the Trust duly constituted in accordance with the applicable provisions of the 1940 Act and the Declaration of Trust and Bylaws of the Trust and applicable law; and

(g)          To the knowledge of such counsel, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Trust or the Surviving Fund or any of their respective properties or assets that, if adversely determined, would materially and adversely affect their financial condition or the conduct of their business, and neither the Trust nor the Surviving Fund are a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects their business.

7.	CONDITIONS PRECEDENT TO OBLIGATIONS OF SURVIVING FUND

The obligations of the Trust, on behalf of the Surviving Fund, to complete the transactions provided for herein shall be subject, at the Trust’s election, to the performance by the Trust, on behalf of the Acquired Fund, of all of the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

7.1.        All representations and warranties of the Trust, on behalf of the Acquired Fund, contained in this Plan of Reorganization shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Plan of Reorganization, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

7.2.        The Trust, on behalf of the Acquired Fund, shall have delivered to the Surviving Fund on or as of the Closing Date, a statement of the Acquired Fund’s assets and liabilities, together with a list of portfolio securities of the Acquired Fund showing the tax costs of such securities by lot and the holding periods of such securities;

7.3.        The Trust, on behalf of the Acquired Fund, shall have delivered to the Surviving Fund on the Closing Date, a certificate or other written instrument executed in its name by an appropriate officer of the Trust to the effect that, to the best of the officer’s knowledge and in reliance on certain information provided by Trust service providers reasonably believed by the officer to be accurate and reliable, all the representations and warranties of the Trust, on behalf of the Acquired Fund, made in Section 4.1 of this Plan of Reorganization are, in all material respects, true and correct as of the date hereof and, except as they may be affected by the transactions contemplated by this Plan of Reorganization, as of the Closing Date;

7.4.        The Trust, on behalf of the Acquired Fund, shall have performed all of the covenants and complied with all of the provisions required by this Plan of Reorganization to be performed or complied with by the Trust, on behalf of the Acquired Fund, on or before the Closing Date;

7.5.        The Acquired Fund and the Surviving Fund shall have agreed on the number of full and fractional Surviving Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1 of this Plan of Reorganization; and

7.6.        The Trust, on behalf of the Surviving Fund, shall receive on the Closing Date, dated as of the Closing Date, the opinion of Dechert LLP, counsel to the Trust, covering the following points:

(a)          The Trust is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power to own all of the Acquired Fund’s properties and assets, and to carry on its business, including that of the Acquired Fund, as presently conducted;

(b)          This Plan of Reorganization has been duly authorized, executed and delivered by the Trust, on behalf of the Acquired Fund, and, assuming due authorization, execution and delivery of this Plan of Reorganization by the Trust, is a valid and binding obligation of the Trust, on behalf of the Acquired Fund, enforceable against the Trust in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles;

(c)          The execution and delivery of this Plan of Reorganization did not, and the consummation of the transactions contemplated hereby will not, result in a material violation of the Trust’s Declaration of Trust or By-Laws or any provision of any agreement (known to such counsel) to which the Trust is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement not disclosed to the Trust, judgment or decree to which the Trust is a party or by which it is bound;

(d)          To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Delaware is required to be obtained by the Trust in order to consummate the transactions contemplated herein, except such as have been obtained under the 1933 Act (assuming the availability of the exemption provided in Rule 145(a)(2) thereunder), the 1934 Act and the 1940 Act, and such as may be required under state securities or blue sky laws (other than those of the State of Delaware);

(e)          The Trust is a registered investment company classified as a management company of the open-end type with respect to each series of shares it offers, including those of the Acquired Fund, under the 1940 Act and its registration with the Commission as an investment company under the 1940 Act is in full force and effect;

(f)          The outstanding Acquired Fund Shares are registered under the 1933 Act, and such registration is in full force and effect; and

(g)          To the knowledge of such counsel, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Trust or the Acquired Fund or any of their respective properties or assets that, if adversely determined, would materially and adversely affect their financial condition or the conduct of their business, and neither the Trust nor the Acquired Fund are a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects their business.

7.7.        Prior to the Closing Date, the Acquired Fund shall have declared and paid one or more dividends or other distributions which, together with all previous dividends or other distributions, shall have the effect of distributing: (i) all of the Acquired Fund’s investment company taxable income (plus the excess, if any, of its interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code) and all of its net realized capital gains for the taxable period ending on the Closing Date (computed without regard to any deduction for dividends paid); and (ii) any undistributed investment company taxable income (plus the excess, if any, of its interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code) and net realized capital gains from any prior period to the extent not otherwise already distributed.

7.8.        The Trust, on behalf of the Acquired Fund, shall have delivered to the Surviving Fund on or as of the Closing Date, a certificate or other written instrument executed in its name by an appropriate officer of the Trust setting forth, to the best of the officer’s knowledge and in reliance on certain information provided by Trust service providers reasonably believed by the officer to be accurate and reliable, the adjusted tax basis in the hands of the Acquired Fund of the securities delivered to the Surviving Fund pursuant to this Plan of Reorganization computed in accordance with applicable sections of the Code and, with respect to securities, showing a breakdown by purchase lot.

8.	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF SURVIVING FUND AND THE ACQUIRED FUND

If any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to the Acquired Fund, or with respect to the Surviving Fund, respectively, the other party to this Plan of Reorganization shall, at its option, not be required to consummate the transactions contemplated by this Plan of Reorganization:

8.1.        On the Closing Date no action, suit or other proceeding shall be pending or, to its knowledge, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Plan of Reorganization or the transactions contemplated herein;

8.2.        All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities deemed necessary by the Trust to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Surviving Fund or Acquired Fund, provided that either party hereto may for itself waive any of such conditions;

8.3.        The Registration Statement on Form N-14 filed by the Trust on behalf of the Surviving Fund shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act; and

8.4.        The parties shall have received the opinion of Dechert LLP, counsel to the Surviving Fund and the Acquired Fund, substantially to the effect that, based upon certain facts, assumptions, and representations, the transaction contemplated by this Plan shall constitute a tax-free reorganization for federal income tax purposes. The delivery of such opinion is conditioned upon receipt by Dechert LLP of representations it shall request of the Surviving Fund and the Acquired Fund. Notwithstanding anything herein to the contrary, the parties may not waive the condition set forth in this paragraph 8.4.

9.	INDEMNIFICATION

9.1.        The Trust, out of the Surviving Fund’s assets and property, agrees to indemnify and hold harmless the Acquired Fund from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Acquired Fund may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Surviving Fund of any of its representations, warranties, covenants or agreements set forth in this Plan of Reorganization.

9.2.        The Trust agrees, out of the Acquired Fund’s assets and property, agrees to indemnify and hold harmless the Surviving Fund from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Surviving Fund may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Acquired Fund of any of its representations, warranties, covenants or agreements set forth in this Plan of Reorganization.

10.	REORGANIZATION FEES AND EXPENSES

10.1.      The Trust, on behalf of both the Surviving Fund and the Acquired Fund, represents and warrants that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

10.2.      The expenses relating to the Reorganization, excluding brokerage commissions and other transaction costs incurred by a Fund for repositioning of its holdings, will be borne by Marsico Capital Management, LLC. The expenses of the Reorganization shall include, but not be limited to: legal fees and accounting fees with respect to the Reorganization; any and all necessary taxes in connection with the delivery of the Assets, including all applicable federal and state stock transfer stamps; Reorganization-related expenses related to matters such as fund administration, transfer agency, distribution, fund accounting and custody services; the preparation and assembly of the combined Information Statement/Prospectus and all mailing and other expenses associated therewith; and miscellaneous expenses associated with the Reorganization and transaction costs associated with repositioning each Fund’s holdings in connection with the Reorganization. Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a “regulated investment company” within the meaning of Section 851 of the Code.

11.	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

11.1.      The Trust agrees that it has not made any representation, warranty or covenant regarding the Reorganization, on behalf of either the Surviving Fund or the Acquired Fund, not set forth herein and that this Plan of Reorganization constitutes the entire agreement between the parties.

11.2.      The representations, warranties and covenants contained in this Plan of Reorganization or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder. The covenants to be performed after the Closing shall survive the Closing.

12.	TERMINATION

This Plan of Reorganization may be terminated and the transactions contemplated hereby may be abandoned by resolution of the Trust’s Board, on behalf of either the Surviving Fund or the Acquired Fund, at any time prior to the Closing Date, if circumstances should develop that, in the opinion of the Board, make proceeding with this Plan of Reorganization inadvisable.

13.	AMENDMENTS

This Plan of Reorganization may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by authorized officers of the Trust, on behalf of either the Surviving Fund or the Acquired Fund.

14.	NOTICES

Any notice, report, statement or demand required or permitted by any provisions of this Plan of Reorganization shall be in writing and shall be given by facsimile, personal service or prepaid or certified mail addressed to the Funds at:

Marsico Funds

c/o Marsico Capital Management, LLC

1200 Seventeenth Street, Suite 1600

Denver, CO 80202

Attention: Thomas Kerwin, Esq.

With a copy to:

Dechert LLP

90 State House Square

Hartford, CT 06103

Attention: Anthony Zacharski, Esq.

15.	HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF LIABILITY

15.1.      The Article and paragraph headings contained in this Plan of Reorganization are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan of Reorganization.

15.2.      This Plan of Reorganization may be executed in any number of counterparts, each of which shall be deemed an original.

15.3.      This Plan of Reorganization shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Plan of Reorganization to be executed as of the date first above written.

THE MARSICO INVESTMENT FUND, on behalf of the Marsico Flexible Capital Fund

By:	/s/ Christopher J. Marsico

Name:	Christopher J. Marsico

Title:	Executive Vice President and Chief Operating Officer

THE MARSICO INVESTMENT FUND, on behalf of the Marsico Global Fund

By:	/s/ Christopher J. Marsico

Name:	Christopher J. Marsico

Title:	Executive Vice President and Chief Operating Officer

MARSICO CAPITAL MANAGEMENT, LLC

By:	/s/ Neil L. Gloude

Name:	Neil L. Gloude

Title:	Executive Vice President, Chief Financial Officer and Treasurer